Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
January 27, 2012	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Improved Fourth Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) reported a reduced consolidated net loss for the fourth quarter 2011 of $2.3 million, compared to a consolidated net loss for the third quarter 2011 of $5.5 million. The primary contributor to the net loss in both quarters was credit-related costs resulting from depressed real estate values which declined to $5.9 million in the fourth quarter 2011 from $11.1 million in the third quarter 2011. Results for the fourth quarter 2011 also included $343 thousand of one-time charges related to the Company’s previously announced strategic decisions to sell and consolidate four branches and outsource certain operational functions. Excluding the credit-related items and one-time charges, pre-tax operating earnings were $3.8 million in the fourth quarter 2011, compared to $4.3 million in the third quarter 2011. The quarterly reduction in net loss is a direct result of the Company’s continued execution of its strategic plan.

Highlights for the fourth quarter 2011 are summarized as follows:

•

Credit-related costs decreased to $5.9 million from $11.1 million in the third quarter 2011 (credit-related costs include the provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses, and loss on commercial loans held for sale).

•	Net charge-offs decreased to $3.3 million from $5.7 million in the third quarter 2011.
•	Nonperforming assets decreased $9.0 million during the quarter, which represents a 43% decline from the peak at March 31, 2010 and the sixth quarterly decline in the last seven quarters.
•	Net interest margin increased 12 basis points to 3.65% and has now increased for four consecutive quarters.
•	Noninterest income decreased $504 thousand from the third quarter 2011 as a result of reduced mortgage banking, Trust and credit card servicing income, as well as lower service charges on deposits.
•

Non-credit expenses increased $272 thousand from the third quarter 2011 due to $343 thousand of one-time charges associated with the Company’s previously announced strategic decisions to sell and consolidate four branches and outsource certain operational functions; absent these one-time charges, non-credit related expenses decreased $71 thousand.

•

In December 2011 the Company announced that it completed its previously announced project to determine the strategic actions necessary to accelerate the Company’s return to profitability in 2012. These actions include the sale and consolidation of four branches, and the outsourcing of certain operational functions. The Company is in discussions with a potential buyer for the sale of two branches, although a definitive agreement has not yet been executed. Overall, these actions are expected to have an ongoing positive impact to 2012 annual earnings of $6.2 million as compared to 2011 earnings. Remaining one-time charges related to these actions of $425 thousand are expected to be recorded in the first quarter 2012.

“Our results for the fourth quarter continue to reflect the significant improvement in virtually all areas of the Bank that we have been working tirelessly to achieve over the last several years,” said Samuel L. Erwin, Chief Executive Officer. “During the fourth quarter we also took additional strategic actions to accelerate our return to profitability and we expect continued improvement in our financial results in 2012. While the banking industry in general continues to deal with fundamental issues such as volatile market conditions, low interest rates, slow loan growth, depressed real estate values, increased regulatory costs, and revenue challenges, our results for the fourth quarter are evidence that the proactive actions we have taken are yielding positive results.”

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income decreased $55 thousand during the quarter to $10.9 million, while the net interest margin improved 12 basis points to 3.65% from 3.53% in the prior quarter. The net interest margin has improved four consecutive quarters as a result of continued strategic reduction in higher cost time deposits, repayments of FHLB advances and reduced deposit funding costs. These benefits were offset by reduced yields on securities and loans as the continuation of the Federal Reserve’s monetary policy continues to keep interest rates low, which has negatively impacted asset yields.

Noninterest Income

Noninterest income was $3.8 million during the quarter, a $504 thousand decrease from the third quarter 2011. During the fourth quarter, the Company realized gains of $101 thousand on the sale of investment securities. These gains were offset by a decrease in mortgage banking income due to lower income from the sale of mortgage loans and valuation of forward sales commitments, as well as lower fees from Trust services, credit card servicing and service charges on deposit accounts. During the third quarter 2011, the Company completed the transfer of servicing on its credit card portfolio that was sold in fourth quarter 2010 and is no longer generating this source of fee income or the associated expenses which were reflected in other noninterest expense.

Noninterest Expense

Noninterest expense was $15.1 million during the fourth quarter, a $1.3 million decrease from the third quarter 2011. Included in total noninterest expense are credit-related costs associated with loan workout expense, foreclosed real estate writedowns and expenses and losses on commercial loans held for sale which were $3.9 million in the fourth quarter and $5.5 million in the prior quarter. The decline in these expenses reflects a general decline in the level of the Company’s problem assets and moderation in the degree of decline in real estate values from appraisals. Also reflected in total noninterest expense are one-time charges of $343 thousand associated with the Company’s previously announced strategic decision to sell and consolidate four branches and outsource certain operational functions. These charges include severance and retention payments, writedowns on premises and equipment, and professional fees directly related to the strategic actions. Excluding these credit-related expenses and charges totaling $4.3 million, noninterest expenses were $10.9 million, or $71 thousand less than noninterest expense excluding credit-related expenses in the third quarter 2011, primarily as a result of lower salaries and other personnel costs.

Credit Quality

The Company continued its aggressive efforts to improve credit quality. Total nonperforming assets decreased $9.0 million in the fourth quarter 2011 and are down 43% from the peak at March 31, 2010. The decrease in nonperforming assets in the fourth quarter included the repayment of a $6.7 million loan at an amount in excess of its carrying amount and charge-offs. Net charge-offs were $3.3 million during the fourth quarter, compared to $5.7 million in the prior quarter and reflect a lower overall level of problem loans and continued moderation in the decline in property values from appraisals. In addition, past due loans improved to 0.62% of loans at December 31, 2011 compared to 0.78% at September 30, 2011, resulting in the fourth consecutive quarterly improvement.

Balance Sheet and Capital

Total assets decreased $45.4 million to $1.2 billion during the quarter as the Company continued to strategically reduce the level of excess cash, primarily by reducing the source of funding from higher cost time deposits to improve the net interest margin, efficiently utilize capital and reduce FDIC insurance premiums. Loans held for investment declined $10.3 million to $773.6 million at December 31, 2011 as net charge-offs, transfers to foreclosed real estate and principal repayments offset new loan fundings. Loans held for investment also included the transfer in of a performing loan from commercial loans held for sale in the amount of $8.1 million during the quarter. Taking into consideration the transfers to and from loans held for investment related to foreclosed real estate and commercial loans held for sale, total loans held for investment decreased $6.4 million in the fourth quarter.

The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be considered “well-capitalized” at December 31, 2011.

“During the past year we have made significant progress in our efforts to improve our credit quality and execute on the business and operational changes necessary to return to profitability,” continued Erwin. “Credit costs remain high and continue to be the primary reason for our net loss for the quarter; however, these credit-related costs are moderating and we believe they will continue to do so this year. In addition, our core business continues to show more sustained operating results and is confirmation that our hard work and strategic actions are paying off. As we begin 2012, we believe we are positioned to return to profitability later this year.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 105-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and after completion of the reduction in the branch network will serve the Upstate through 25 banking locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage and Credit Cards), Commercial Banking (including Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

# # #

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding credit-related items and certain gains, losses and one-time charges, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses and losses on commercial loans held for sale in the periods presented when assessing the performance of the Company. In addition, investors should consider the gain on the sale of the Company’s merchant services processing business in the first quarter 2010, goodwill impairment recorded in the third quarter 2010, the gain on sale of the Company’s credit card portfolio in the fourth quarter of 2010 and costs associated with the Company’s previously announced strategic decisions to sell and consolidate four branches and outsource certain operational functions when assessing the performance of the Company in the fourth quarter 2011. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc.

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	2011 vs. 2010 % Change
Cash and cash equivalents	$102,952	$117,796	$133,803	$188,545	$223,017	(53.8%)
Investment securities available for sale, at fair value	260,992	277,605	280,816	274,103	218,775	19.3%
Mortgage loans held for sale	3,648	2,486	789	279	4,793	(23.9%)
Commercial loans held for sale	14,178	31,381	49,567	60,346	66,157	(78.6%)

Loans, gross	773,558	783,824	770,841	764,227	793,426	(2.5%)
Less: allowance for loan losses	(25,596)	(26,900)	(26,981)	(26,954)	(26,934)	(5.0%)

Loans, net	747,962	756,924	743,860	737,273	766,492	(2.4%)

Foreclosed real estate	27,663	14,696	15,267	16,244	19,983	38.4%
Other assets	45,757	47,623	46,958	56,421	56,030	(18.3%)

Total assets	$1,203,152	$1,248,511	$1,271,060	$1,333,211	$1,355,247	(11.2%)

Noninterest bearing deposits	$155,406	$163,158	$152,229	$156,323	$141,281	10.0%
Interest bearing deposits	908,775	944,398	974,315	1,021,367	1,032,081	(11.9%)

Total deposits	1,064,181	1,107,556	1,126,544	1,177,690	1,173,362	(9.3%)

Retail repurchase agreements	23,858	24,765	24,708	23,641	20,720	15.1%
FHLB borrowings	-	-	-	5,000	35,000	(100.0%)
Other liabilities	11,631	10,821	11,444	11,035	12,266	(5.2%)

Total liabilities	1,099,670	1,143,142	1,162,696	1,217,366	1,241,348	(11.4%)

Shareholders’ equity	103,482	105,369	108,364	115,845	113,899	(9.1%)

Total liabilities and shareholders’ equity	$1,203,152	$1,248,511	$1,271,060	$1,333,211	$1,355,247	(11.2%)

Other Data and Ratios
% of loans past due	0.62%	0.78%	0.85%	1.05%	1.76%	(64.7%)
Nonperforming loans	$53,028	$75,007	$71,739	$85,099	$91,405	(42.0%)
Nonperforming assets	80,852	89,858	87,073	101,484	111,492	(27.5%)
ALLL as % of loans held for investment	3.31%	3.43%	3.50%	3.53%	3.39%	(2.5%)
Net charge-offs (quarterly)	$3,304	$5,681	$7,373	$5,480	$12,452	(73.5%)

Outstanding common shares	12,726,388	12,726,399	12,726,891	12,628,765	11,852,599
Book value per share	$8.13	$8.28	$8.51	$9.17	$9.61	(15.4%)
Closing market price per share of common stock (1)	5.11	9.50	11.17	10.40	10.40	(50.9%)

Tier 1 risk-based capital (consolidated)	12.22%	12.26%	12.83%	13.72%	13.16%	(7.1%)
Total risk-based capital (consolidated)	13.49	13.53	14.10	15.00	14.43	(6.5%)
Tier 1 leverage ratio (consolidated)	8.59	8.48	8.54	9.26	8.22	4.5%

(1)	Prior to August 18, 2011, the Company’s common stock was not traded on an active exchange; closing market prices as of prior periods reflect the estimated market value per common share as determined by the Company based on trades on the Pink Sheets and Private Trading System.

Palmetto Bancshares, Inc.

Consolidated Statements of Income (Loss)

(dollars in thousands)

(Unaudited)

	For the Three Months Ended

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Interest income
Interest earned on cash and cash equivalents	$64	$66	$112	$105	$200
Dividends received on FHLB stock	10	11	13	14	7
Interest earned on investment securities available for sale	1,754	1,952	1,909	1,306	955
Interest and fees earned on loans	10,933	11,186	11,111	11,272	11,968

Total interest income	12,761	13,215	13,145	12,697	13,130

Interest expense
Interest paid on deposits	1,867	2,267	2,524	2,676	3,272
Interest paid on retail repurchase agreements	1	-	8	11	14
Interest paid on FHLB borrowings	-	-	23	49	395
Other	-	-	-	-	1

Total interest expense	1,868	2,267	2,555	2,736	3,682

Net interest income (2)	10,893	10,948	10,590	9,961	9,448

Provision for loan losses	2,000	5,600	7,400	5,500	10,500

Net interest income (loss) after provision for loan losses	8,893	5,348	3,190	4,461	(1,052)

Noninterest income
Service charges on deposit accounts, net	1,936	1,974	1,875	1,762	1,779
Fees for trust and investment management and brokerage services	722	828	842	691	626
Mortgage-banking	376	764	241	376	201
Automatic teller machine	227	223	256	232	261
Merchant services	5	-	-	10	32
Bankcard services	61	52	49	76	1,291
Investment securities gains, net	101	-	56	-	1
Other	368	459	439	425	390

Total noninterest income	3,796	4,300	3,758	3,572	4,581

Noninterest expense
Salaries and other personnel (2)	5,720	5,835	5,998	6,254	5,690
Occupancy and equipment	2,087	1,979	2,076	2,168	2,112
(Gain) Loss on disposition of premises, furniture, and equipment	(2)	25	3	-	-
FDIC deposit insurance assessment	664	688	702	958	1,015
Marketing	459	410	520	414	279
Foreclosed real estate writedowns and expenses	2,104	3,029	1,504	833	2,604
Loss on commercial loans held for sale	1,091	2,080	3,797	1,151	7,562
Loan workout expenses	747	436	453	19	2
Other	2,271	1,990	2,655	2,264	2,790

Total noninterest expense	15,141	16,472	17,708	14,061	22,054

Net loss before provision (benefit) for income taxes	(2,452)	(6,824)	(10,760)	(6,028)	(18,525)

Provision (benefit) for income taxes	(170)	(1,355)	(1,191)	52	14,073

Net loss	$(2,282)	$(5,469)	$(9,569)	$(6,080)	$(32,598)

Other Data and Ratios
Net interest margin	3.65%	3.53%	3.32%	3.18%	2.69%
Efficiency Ratio - GAAP	103.1%	108.0%	123.4%	103.9%	157.2%
Operating efficiency Ratio - Non-GAAP	73.9%	71.7%	83.3%	89.1%	92.5%

Full Time Equivalent Employees - including contractors (period end)	354.5	364.5	390.5	398.0	405.5

(2)	Results for the three months ended September 30, 2011 and prior reflect the reclassification of direct loan origination cost deferrals from net interest income to salaries and other personnel expense.

Palmetto Bancshares, Inc.

Consolidated Statements of Income (Loss)

(dollars in thousands)

(Unaudited)

	For the Years Ended December 31,		2011 vs. 2010

	2011	2010	% Change

Interest income
Interest earned on cash and cash equivalents	$347	$498	(30.3%)
Dividends received on FHLB stock	48	23	108.7%
Interest earned on investment securities available for sale	6,921	3,725	85.8%
Interest and fees earned on loans	44,502	51,321	(13.3%)

Total interest income	51,818	55,567	(6.7%)

Interest expense
Interest paid on deposits	9,334	13,560	(31.2%)
Interest paid on retail repurchase agreements	20	57	(64.9%)
Interest paid on FHLB borrowings	72	1,708	(95.8%)
Other	-	41	(100.0%)

Total interest expense	9,426	15,366	(38.7%)

Net interest income (3)	42,392	40,201	5.5%

Provision for loan losses	20,500	47,100	(56.5%)

Net interest income (loss) after provision for loan losses	21,892	(6,899)	(417.3%)

Noninterest income
Service charges on deposit accounts, net	7,547	7,543	0.1%
Fees for trust and investment management and brokerage services	3,083	2,597	18.7%
Mortgage-banking	1,757	1,794	(2.1%)
Automatic teller machine	938	972	(3.5%)
Merchant services	15	937	(98.4%)
Bankcard services	238	1,793	(86.7%)
Investment securities gains, net	157	10	1470.0%
Other	1,691	1,221	38.5%

Total noninterest income	15,426	16,867	(8.5%)

Noninterest expense
Salaries and other personnel (3)	23,807	23,617	0.8%
Occupancy and equipment	8,310	8,619	(3.6%)
Loss on disposition of premises, furniture, and equipment	26	37	(29.7%)
FDIC deposit insurance assessment	3,012	4,487	(32.9%)
Marketing	1,803	1,407	28.1%
Foreclosed real estate writedowns and expenses	7,470	11,656	(35.9%)
Goodwill impairment	-	3,691	(100.0%)
Loss on commercial loans held for sale	8,119	7,562	7.4%
Loan workout expenses	1,655	116	1326.7%
Other	9,180	10,320	(11.0%)

Total noninterest expense	63,382	71,512	(11.4%)

Net loss before benefit for income taxes	(26,064)	(61,544)	(57.6%)

Benefit for income taxes	(2,664)	(1,342)	98.5%

Net loss	$(23,400)	$(60,202)	(61.1%)

Other Data and Ratios
Net interest margin	3.42%	3.03%	12.9%
Efficiency Ratio - GAAP	109.6%	125.3%	(12.5%)
Operating efficiency Ratio - Non-GAAP	79.2%	87.7%	(9.7%)

Full Time Equivalent Employees - including contractors (period end)	354.5	405.5	(12.6%)

(3)	Results for the year ended December 31, 2010 reflect the reclassification of direct loan origination cost deferrals from net interest income to salaries and other personnel expense.

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Three Months Ended

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Net loss (GAAP)	$(2,282)	$(5,469)	$(9,569)	$(6,080)	$(32,598)
Provision (benefit) for income taxes	(170)	(1,355)	(1,191)	52	14,073

Net loss before provision (benefit) for income taxes	(2,452)	(6,824)	(10,760)	(6,028)	(18,525)

Provision for loan losses	2,000	5,600	7,400	5,500	10,500
Foreclosed real estate writedowns and expenses	2,104	3,029	1,504	833	2,604
Loss on commercial loans held for sale	1,091	2,080	3,797	1,151	7,562
Loan workout expenses	747	436	453	19	2
Gain on sale of credit card portfolio	-	-	-	-	(1,176)
One-time charges associated with branch reductions and other strategic actions	343	-	-	-	-

Pre-tax operating earnings (Non-GAAP)	$3,833	$4,321	$2,394	$1,475	$967

Noninterest expense (GAAP)	$15,141	$16,472	$17,708	$14,061	$22,054
Less:
Foreclosed real estate writedowns and expenses	2,104	3,029	1,504	833	2,604
Loss on commercial loans held for sale	1,091	2,080	3,797	1,151	7,562
Loan workout expenses	747	436	453	19	2
One-time charges associated with branch reductions and other strategic actions	343	-	-	-	-

Operating noninterest expense (Non-GAAP)	$10,856	$10,927	$11,954	$12,058	$11,886

Net interest income (GAAP)	$10,893	$10,948	$10,590	$9,961	$9,448
Noninterest income (GAAP)	3,796	4,300	3,758	3,572	4,581

Total revenue	14,689	15,248	14,348	13,533	14,029

Less:
Gain on sale of credit card portfolio	-	-	-	-	1,176

Operating revenue (Non-GAAP)	$14,689	$15,248	$14,348	$13,533	$12,853

Efficiency ratio (GAAP)	103.1%	108.0%	123.4%	103.9%	157.2%

Operating efficiency ratio (Non-GAAP)	73.9%	71.7%	83.3%	89.1%	92.5%

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Years Ended December 31,

	2011	2010

Net loss (GAAP)	$(23,400)	$(60,202)
Benefit for income taxes	(2,664)	(1,342)

Net loss before benefit for income taxes	(26,064)	(61,544)

Provision for loan losses	20,500	47,100
Foreclosed real estate writedowns and expenses	7,470	11,656
Loss on commercial loans held for sale	8,119	7,562
Loan workout expenses	1,655	116
Goodwill impairment	-	3,691
Gain on sale of merchant services processing business	-	(587)
Gain on sale of credit card portfolio	-	(1,176)
One-time charges associated with branch reductions and other strategic actions	343	-

Pre-tax operating earnings (Non-GAAP)	$12,023	$6,818

Noninterest expense (GAAP)	$63,382	$71,512
Less:
Foreclosed real estate writedowns and expenses	7,470	11,656
Loss on commercial loans held for sale	8,119	7,562
Loan workout expenses	1,655	116
Goodwill impairment	-	3,691
One-time charges associated with branch reductions and other strategic actions	343	-

Operating noninterest expense (Non-GAAP)	$45,795	$48,487

Net interest income (GAAP)	$42,392	$40,201
Noninterest income (GAAP)	15,426	16,867

Total revenue	57,818	57,068

Less:
Gain on sale of credit card portfolio	-	1,176
Gain on sale of merchant services processing business	-	587

Operating revenue (Non-GAAP)	$57,818	$55,305

Efficiency ratio (GAAP)	109.6%	125.3%

Operating efficiency ratio (Non-GAAP)	79.2%	87.7%